MULTIMEDIA GAMES, INC. For more information contact: Ginny Shanks Chief Marketing Officer Multimedia Games, Inc. 512-334-7500	Exhibit 99.1 Press Release Joseph N. Jaffoni Richard Land Jaffoni & Collins Incorporated 212-835-8500 or mgam@jcir.com

MAJORITY OF VENUES WHERE MULTIMEDIA GAMES OPERATES IN MEXICO
TEMPORARILY CLOSED FOLLOWING OUTBREAK OF INFLUENZA A (H1N1)

AUSTIN, Texas, May 1, 2009 — Multimedia Games, Inc. (Nasdaq: MGAM) announced today that the outbreak of Influenza A (H1N1) in Mexico has resulted over the past several days in the temporary closing of the majority of the venues in which the Company operates in the market.

Anthony Sanfilippo, Multimedia’s President and CEO, commented, “The priority in Mexico is to ensure the public safety and the temporary closing of these venues, as well as other public areas, is a prudent course of action given the developing news on this outbreak of influenza.  We want to ensure the health and safety of our employees, our customers’ staff and their patrons at this time and we are pleased that all measures are being taken at this time to that effect.  We’ll work collaboratively with customers to re-open these venues as soon as it is deemed safe and currently it is anticipated that public venues will re-open next week.  The impact to our revenues from the closing of these venues is still to be determined and will depend in part on the dates of the re-opening of the facilities and in the play levels thereafter as the public begins to get back to normal routines.”

Multimedia Games will report operating results for the fiscal 2009 second quarter period ended March 31, 2009 on Wednesday, May 6th and will host a conference call at 9:00 a.m. ET that morning.  The Company will provide an update on the status of its Mexico operations at that time.  The conference call number is 719-325-4760 (domestic or international).  Interested parties may also access the conference call live on the Internet at www.shareholder.com/mgam/medialist.cfm.

About Multimedia Games
Gaming technology developer and distributor, Multimedia Games, Inc., is a creator and supplier of comprehensive systems, content and electronic gaming units for Class III and Class II Native American gaming markets, as well as for commercial casinos and charity and international bingo markets.  Multimedia Games has more than 17,000 gaming units in operation domestically and internationally installed on revenue-sharing arrangements.  The Company also supplies the central determinant system for approximately 13,000 video lottery terminals (“VLTs”) installed at racetracks in New York State.  Multimedia is focused on the further development of new gaming systems and products for the markets it currently serves as well as for new domestic and international market opportunities.  Additional information may be found at www.multimediagames.com.

Cautionary Language
This press release contains forward-looking statements based on Multimedia's current expectations, which are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  The words "will," "expect," “project,” “anticipate,” “continue,” “intend,” “pursue,” ”work,” "believe" or the negative or other variations thereof or comparable terminology as they relate to Multimedia and its products and markets are intended to identify such forward-looking statements. These forward-looking statements include, among other things, references to future actions, new projects, strategies, future performance, outcomes of contingencies and future financial results of either Multimedia or its customers.  All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views and assumptions of Multimedia, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in Multimedia’s performance to differ materially from those expressed or implied by such forward looking statements.  These risks and uncertainties include, but are not limited to, the risk that any action taken by the Mexican government with regard to the outbreak of Influenza A (H1N1) could severely impair our operating results or the value of our assets in Mexico.  Additionally, there is specific risk that the Mexican Government could issue a directive or mandate to close public facilities and /or take other actions including, but not limited to, health warnings and restrictions that may negatively impact facilities where our games are currently running in Mexico; new management may have difficulty identifying or executing strategies to improve our operating results in Mexico; the effects of local, national, and /or international economic, exchange rates, credit and capital market conditions on the economy in general, and the gaming and tribal gaming industries in particular; changes in laws, including increased tax rates, regulations or accounting standards and future decisions of courts, regulators, and governmental bodies; and Multimedia’s ability to comply with restrictions contained in its credit facility.  Other important risks and uncertainties that may affect Multimedia’s business are detailed from time to time in the "Certain Risks" and "Risk Factors" sections and elsewhere in Multimedia's filings with the Securities and Exchange Commission.  Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release.  Multimedia disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.